EXHIBIT 10.35

KRISPY KREME DOUGHNUTS, INC.
COMPENSATION RECOVERY POLICY
Effective April 6, 2009

The Board of Directors of Krispy Kreme Doughnuts, Inc. (the “Company”) believes it is desirable and in the best interests of the Company and its shareholders to maintain and enhance a culture focused on diligent, responsible management and that discourages conduct detrimental to the Company’s sustainable growth. It may be appropriate for the Company to recover annual or long-term incentive compensation paid to certain members of the Company’s management team in the event that members of the management team engage in conduct that is detrimental to the Company. In light of these concerns and to set an example to employees throughout the Company, the Board of Directors has adopted the Krispy Kreme Doughnuts, Inc. Compensation Recovery Policy (the “Policy”) effective as of April 6, 2009 (the “Effective Date”).

The terms of the Policy are as follows:

1.	It applies to all executive officers of the Company (as determined from time to time by the Board of Directors), the corporate controller and such other employees who may from time to time be deemed subject to the Policy by the Board of Directors (collectively, the “Covered Officers”). It will be administered by the Compensation Committee of the Board of Directors (the “Committee”), unless the Board of Directors determines to administer the Policy itself (the Committee or Board of Directors, as applicable, in its role administering the Policy is the “Administrator”). The Administrator may delegate ministerial administrative duties to one or more officers or employees of the Company.

2.	If a Covered Officer engages in Detrimental Conduct (as defined herein), then, to the fullest extent of the law, the Company may require such Covered Officer to: (a) reimburse the Company for all, or a portion of, any bonus, incentive payment, equity-based award or other compensation received by such Covered Officer within 36 months following such Detrimental Conduct; and (b) remit to the Company any profits realized by such Covered Officer from the sale of the Company’s securities within 36 months following such Detrimental Conduct.

3.	For purposes of this Policy, “Detrimental Conduct” means: (a) grossly negligent or willful misconduct pertaining to any financial reporting requirement under the United States securities laws resulting in the Company being required to prepare an accounting restatement due to the noncompliance of the Company as a result of such misconduct; (b) grossly negligent or willful misconduct pertaining to the Company’s (or its wholly-owned subsidiary, Krispy Kreme Doughnut Corporation) business resulting in a material negative revision of a financial or operating measure on the basis of which compensation was awarded or paid; and (c) any fraud, theft, misappropriation, embezzlement or dishonesty to the material detriment of the Company. A Covered Officer will be deemed to have engaged in “Detrimental Conduct” if such Covered Officer is willfully or grossly negligent in his or her oversight of a person who reports directly to such Covered Officer and who engages in Detrimental Conduct. For purposes of this Policy, no act or failure to act shall be considered “willful” unless it is done, or omitted to be done, by such person in bad faith or without a reasonable belief that the person’s action or omission was in the best interests of the Company.

4.	In the case of Detrimental Conduct described in part (a) of the definition thereof, the 36-month period applicable to the compensation to be recovered by the Company will commence with the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurs) of the financial document embodying the financial reporting requirement that gives rise to the restatement.

5.	The Board of Directors intends that this Policy will be applied to the fullest extent of the law. In addition, the Administrator may determine that any equity award agreement, employment agreement or similar agreement entered into or amended after the Effective Date shall, as a condition to the grant of any benefit covered by such agreement, require a Covered Officer to contractually agree to abide by the terms of this Policy. Further, the adoption of this Policy does not mitigate, and is intended to enhance, the effect of any recoupment or similar policies in any equity award agreement, employment agreement or similar agreement in effect prior to the Effective Date.

KRISPY KREME DOUGHNUTS, INC.
COMPENSATION RECOVERY POLICY

I acknowledge receipt of the Krispy Kreme Doughnuts, Inc. Compensation Recovery Policy and agree to abide by the terms and conditions thereof so long as I am a Covered Officer.

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